UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2013, Carroll Bancorp, Inc. held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

1.	To elect two directors to serve for a three year term ending at the Annual Meeting of Stockholders to be held in 2016, and until their successors are duly elected and qualified.

	Votes	Votes	Broker
	For	Withheld	Non-Votes

C. Todd Brown	184,490	35,484	61,423
Nancy L. Parker	201,998	17,976	61,423

2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Votes For	256,716
Votes Against	1,552
Abstain	23,129
Broker Non-Votes	—

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement with respect to the Annual Meeting.

Votes For	169,065
Votes Against	42,409
Abstain	8,500
Broker Non-Votes	61,423

4.	To select, on an advisory basis, the frequency with which stockholders should vote on the compensation of our named executive officers.

Every One Year	105,732
Every Two Years	7,300
Every Three Years	103,242
Abstain	3,700
Broker Non-Votes	61,423

For item 4, the Board of Directors recommended an advisory vote frequency of “Three Years” for the future non-binding advisory resolutions to approve the compensation of our named executive officers. With the alternative of holding the executive compensation vote every “One Year” receiving the highest number of votes cast on the frequency proposal, the Board has determined to support the stockholder vote and, therefore, the Company will hold future non-binding advisory votes on the compensation of our named executive officers every year, at least until the next required vote on the frequency of stockholder votes on the compensation of our named executive officers. A stockholder advisory vote on the frequency of the stockholder advisory vote on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013	CARROLL BANCORP, INC.

/s/ Michael J. Gallina
Michael J. Gallina, Chief Financial Officer